UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2019

MassRoots, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55431	46-2612944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7083 Hollywood Blvd, Office 4084 Los Angeles, CA	90028
(Address of principal executive offices)	(Zip Code)

(833) 467-6687
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 16, 2019, each of Graham Farrar, Charles Blum and Cecil Kyte resigned as members of MassRoots, Inc.’s (the “Company’s”) Board of Directors (the “Board”). Messrs. Farrar, Blum and Kyte’s resignations were not the result of any dispute or disagreement with the Company, any matter related to the Company’s operations, policies or practices, the Company’s management or the Board.

Effective July 16, 2019, each of Messrs. Farrar, Blum and Kyte entered into separation agreements (the “Separation Agreements”) with the Company pursuant to which each of Messrs. Farrar, Blum and Kyte received monetary compensation, shares of the Company’s common stock and TOKES for prior services rendered. In addition, pursuant to the terms of the Separation Agreements, each of Messrs. Farrar, Blum and Kyte entered into a Mutual Release and Non-Disparagement Agreement.

The foregoing description of the Separation Agreements is not complete and is qualified in its entirety by reference to the full text of the form of Separation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 16, 2019, the Board approved the issuance of 1,000 shares (the “Shares”) of Series C Convertible Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”), to Isaac Dietrich, the Chief Executive Officer of the Company, for his service associated with the merger (the “Merger”) of MassRoots Supply Chain, Inc., a wholly-owned subsidiary of the Company, with and into Cowa Science Corporation (“Cowa”), with Cowa surviving the Merger as previously disclosed on a Current Report on Form 8-K filed by the Company with the U.S. Securities and Exchange Commission on February 12, 2019 (the “Cowa 8-K”). The Shares will automatically be issued to Mr. Dietrich upon closing of the Merger which is subject to various conditions as set forth in the Cowa 8-K.

In connection with the foregoing, on July 18, 2019, the Company filed a Certificate of Designations, Preferences and Rights of the Series C Preferred Stock (the “Series C COD”) with the Delaware Secretary of State. The Series C Preferred Stock have the following rights, preferences, powers, privileges and restrictions, qualifications and limitations.

Dividends. The holders of Series C Preferred Stock shall have no dividend rights except as may be declared by the Board.

Ranking. The Series C Preferred Stock rank (i) senior to the Company’s common stock and (ii) senior to or on parity with all other classes and series of the Company’s preferred stock, unless otherwise specified with respect to the payment of dividends and distributions of the assets of the Company upon liquidation, dissolution or winding up of the Company.

Voting. Except as otherwise required by law, holders of Series C Preferred Stock shall be entitled to vote, together as a class with the holders of common stock, on all matters submitted to stockholders of the Company. Each share of Series C Preferred Stock shall be entitled to such number of votes equal to 40% of the issued and outstanding shares of common stock.

Automatic Conversion. Each share of Series C Preferred Stock shall automatically convert into 1,000 shares of the Company’s common stock upon the earlier of (i) the listing of the Company’s securities on a national securities exchange and (ii) a Change in Control (as defined in the Series C COD).

The foregoing description of the Series C COD is not complete and is qualified in its entirety by reference to the full text of the Series C COD, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Designations, Preferences and Rights of the Series C Preferred Stock
10.1	Form of Separation Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MassRoots, Inc.

Date: July 22, 2019	By:	/s/ Isaac Dietrich
Isaac Dietrich
Chief Executive Officer